EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 16, 2006, except as to the effects of the adoption of EITF Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with a Beneficial Conversion Feature,” as discussed in Note 1(u) and except for the restatement discussed in Notes 2 and 23 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 22, 2006, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Vector Group Ltd.’s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2005 filed on November 24, 2006. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
December 15, 2006